UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2007

WMS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2007, the Board of Directors, upon the recommendation of the Compensation Committee, approved the amount of the annual cash bonuses to be awarded to executive officers named in our proxy statement.  Brian R. Gamache, Orrin J. Edidin and Scott D. Schweinfurth will receive bonuses calculated based on the Corporation’s financial performance for the fiscal year ended June 30, 2007 in accordance with bonus matrices for such period previously approved by the Board of Directors.  Kathleen J. McJohn will receive a discretionary bonus of $121,875.  All such bonuses will be payable when bonuses are paid generally to the Corporation’s officers and employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    WMS Industries Inc.

                    /s/ Kathleen J. McJohn
                    Name:Kathleen J. McJohn
                    Title: Vice President, General Counsel and Secretary

Date: August 29, 2007